EXHIBIT 99.2



CONTACT:  Gregory J. Witherspoon
          Aames Financial Corporation
          213/ 351-6100

          Cecilia A. Wilkinson/Roger S. Pondel
          Pondel Parsons & Wilkinson
          310/ 207-9300


                           FOR IMMEDIATE RELEASE

                AAMES CORRECTS RECORD AND PAYMENT DATES FOR
                      REGULAR QUARTERLY CASH DIVIDEND

     Los Angeles, California -- May 1, 1997 -- The board of directors of Aames Financial Corporation (NYSE:AAM) today corrected the record and payment dates for the regular quarterly cash dividend of $0.033 per share announced yesterday. The new record date is May 8, 1997 and the new payment date is May 16, 1997.

     Aames Financial Corporation is a leading home equity lender and currently operates 51 Aames Home Loan offices in 23 states throughout the United States. Its wholly owned subsidiary, One Stop Mortgage, Inc., operates in 31 states out of 35 offices.

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